Exhibit 10.4

ACAR LEASING LTD.,

as the Titling Trust,

GM FINANCIAL,

as Servicer,

APGO TRUST, as Settlor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and Indenture Trustee

20    -   SERVICING SUPPLEMENT

Dated as of             , 20

i

ii

20    -   SERVICING SUPPLEMENT, dated as of             , 20    (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “20    -   Servicing Supplement” or this “Agreement”), among ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), as servicer (in such capacity, the “Servicer”), APGO Trust (“APGO”), a Delaware statutory trust, as settlor of the Titling Trust (in such capacity, the “Settlor”), and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) and indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Titling Trust Agreement”), between the Settlor and [Owner Trustee], as Owner Trustee, Administrative Trustee and Delaware Trustee, the Titling Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);

WHEREAS, the Titling Trust, the Servicer, the Settlor and the Collateral Agent, have entered into a Second Amended and Restated Servicing Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Basic Servicing Agreement”), which provides for, among other things, the servicing of the Trust Assets by the Servicer; and

WHEREAS, the parties hereto acknowledge that in connection with the execution of the 20    -   Exchange Note Supplement, dated as of             , 20    (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “20    -   Exchange Note Supplement”) to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), each among the Titling Trust, as borrower, GM Financial, as lender and Servicer, and Wells Fargo, as Administrative Agent and Collateral Agent, pursuant to which an Exchange Note (the “20    -   Exchange Note”) will be created, it is necessary and desirable to enter into a supplement to the Basic Servicing Agreement to provide for, among other things, the servicing of the Trust Assets allocated to the 20    -   Designated Pool.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETIVE PROVISIONS

SECTION 1.1. General Definitions. Capitalized terms used in this 20    -   Servicing Supplement that are not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the 20    -   Exchange Note Supplement or, if not defined therein, in Appendix A to the Credit and Security Agreement. The “Other Definitional Provisions” set forth in Section 1.2 of the Basic Servicing Agreement are incorporated by reference into this 20    -   Servicing Supplement.

ARTICLE II

SERVICING OF 20    -   DESIGNATED POOL

SECTION 2.1. Servicing of 20    -   Designated Pool. The parties hereto agree that the Servicer shall service, administer and make collections on the 20    -   Designated Pool in accordance with the terms and provisions of the Basic Servicing Agreement, as amended and supplemented by the terms and provisions of this 20    -   Servicing Supplement.

SECTION 2.2. Identification of 20    -   Lease Agreements and 20    -   Leased Vehicles; Securitization Value. On the Closing Date, the Servicer shall identify as 20    -   Exchange Note Assets the Lease Agreements and the Leased Vehicles relating to such Lease Agreements listed on the Schedule of 20    -   Lease Agreements and 20    -   Leased Vehicles attached as Schedule A to the 20    -   Exchange Note Supplement. The Servicer shall calculate the Securitization Value for each 20    -   Lease Agreement as of the Cutoff Date.

SECTION 2.3. Accounts.

(a) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, an Eligible Deposit Account in the name of and under the control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “20    -   Exchange Note Collections Account” and being initially identified as “GM Financial 20    -   Exchange Note Collections Account” account no.             ). Deposits to and withdrawals from the 20    -   Exchange Note Collections Account shall be made as set forth in the 20    -   Servicing Agreement, the 20    -   Exchange Note Supplement and the Indenture.

(b) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, an Eligible Deposit Account in the name of and under the control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Indenture Collections Account” and being initially identified as “GM Financial 20    -   Indenture Collections Account” account no.             ). Deposits to and withdrawals from the 20    -   Indenture Collections Account shall be made as set forth in the 20    -   Exchange Note Supplement and the Indenture.

(c) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, an Eligible Deposit Account in the name of and under the control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Note Payment Account” and being initially identified as “GM Financial 20    -   Note Payment Account” account no.             ). Deposits to and withdrawals from the Note Payment Account shall be made as set forth in the Indenture and the Note Purchase Agreement.

(d) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, an Eligible Deposit Account in the name of and under control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Reserve Account” and being initially identified as “GM Financial 20    -   Reserve Account” account no.             ).

(e) [Upon receipt by the Issuer of a Swap Termination Payment, the Indenture Trustee, on behalf of the Noteholders, shall establish and maintain an Eligible Deposit Account (the “Swap Termination Account”), bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.]

(f) All monies deposited from time to time in the Accounts pursuant to this 20    -   Servicing Supplement and the other Program Documents and the Accounts shall be held by the Indenture Trustee as part of the Indenture Collateral and shall be applied to the purposes herein and therein provided. If any Account shall cease to be an Eligible Deposit Account, the Indenture Trustee shall, as necessary, assist the Servicer in causing such Account to be moved to an institution at which it shall be an Eligible Deposit Account.

(g) Notwithstanding Section 3.1(f) of the Basic Servicing Agreement, if, at any time, any of the Accounts ceases to be an Eligible Deposit Account, the Servicer shall within thirty (30) days (or such longer period as to which the Rating Agencies rating any securities backed by the related Exchange Note may consent) establish a new Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Account.

(h) The Indenture Trustee or other Person holding the Accounts shall be the “Securities Intermediary” with respect to the Accounts. If the Securities Intermediary in respect of the Accounts is not the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.3[(g)]/[(h)]. The Securities Intermediary agrees that:

(i) Each of the Accounts is an account to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to an Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer;

(iii) All property delivered to the Securities Intermediary pursuant to the 20    -   Servicing Agreement and the Indenture will be promptly credited to the applicable Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to an Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to an Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or the Servicer;

(vi) Each Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of the Indenture, will not enter into, any agreement with any other Person relating to the Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of the Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.4; and

(viii) Except for the claims and interest of the Indenture Trustee and the Issuer in the Accounts, the Securities Intermediary knows of no claim to, or interest in, the Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Noteholders and the Issuer thereof.

The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof, and shall be the only Person authorized to originate entitlement orders in respect of the Accounts.

(i) [The Collateral Agent acknowledges that, pursuant to the provisions of the Swap Agreement, the Swap Provider may be required to post collateral with the Collateral Agent to secure the Swap Provider’s obligations under the Swap Agreement. The Collateral Agent agrees to establish and maintain an Eligible Deposit Account (the “Swap Account”) to hold such collateral, at the direction of the Servicer or the Controlling Swap Party if the Swap Provider is required to post Collateral to secure the obligations under the Swap Agreement. The Collateral Agent further agrees to follow such written instructions relating to the administration of, and transfers from such account, as may be delivered by (i) the Servicer (with the consent of the Controlling Swap Party) or (ii) the Controlling Swap Party, in each case subject to and in accordance with the terms of the Swap Agreement.]

(j) [To the extent that (i) the funds available in the Swap Termination Account exceed the costs of entering into a Replacement Swap Agreement, or (ii) the Issuer determines not to replace the Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Account (other than funds used to pay the costs of entering into a Replacement Swap Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the priorities set forth in Section 8.3(a) of the Indenture on the following Distribution Date. In any other situation, amounts on deposit in the Swap Termination Account at any time shall be invested pursuant to Section 2.4(a) and on each Distribution Date after the creation of a Swap Termination Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses (    ) through (    ) of Section 8.3(a) of the Indenture, provided that in no event will the amount withdrawn from the Swap Termination Account on such Distribution Date exceed the amount of net swap payments that would have been required to be paid on such Distribution Date under the terminated Swap Agreement had there been no termination of such transaction. Any amounts remaining in the Swap Termination Account after payment in full of the Class A-2-B Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 8.3(a) of the Indenture on the following Distribution Date.]

SECTION 2.4. General Provisions Regarding Accounts.

(a) So long as no Event of Default shall have occurred and be continuing, all or a portion of the funds in the 20    -   Exchange Note Collections Account, the Indenture Collections Account, the Note Payment Account [, the Swap Termination Account] and the Reserve Account shall be invested at the direction of the Servicer in Permitted Investments that mature no later than the Business Day prior to the next Payment Date in the Collection Period following the Collection Period during which the investment is made. All income or other gain from investments of monies deposited in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account during a Collection Period shall be deposited into the 20    -   Exchange Note Collections Account, the Indenture Collections Account or the Reserve Account, as applicable, on the related Payment Date, and any loss resulting from such investments shall be charged to 20    -   Exchange Note Collections Account, the Indenture Collections Account or the Reserve Account, as applicable. The Titling Trust will be the tax owner of the 20    -   Exchange Note Collections Account and all investment earnings on the 20    -   Exchange Note Collections Account will be taxable to the Titling Trust. The Issuer or, if there is a single Issuer Trust Certificateholder, such Issuer Trust Certificateholder will be the tax owner of the Indenture Collections Account and all investment earnings on the Indenture Collections Account will be taxable to the Issuer or such Issuer Trust Certificateholder, as the case may be. The Issuer or, if there is a single Issuer Trust Certificateholder, such Issuer Trust Certificateholder will be the tax owner of the Reserve Account and all investment earnings on the Reserve Account will be taxable to the Issuer or such Issuer Trust Certificateholder, as the case may be.

The Indenture Trustee will not be directed to make any investment of any funds or to sell any Permitted Investment held in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account unless the security interest Granted and perfected in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account will continue to be perfected in such Permitted Investment or the proceeds of such sale, in either case without any further action by any Person. Except as directed by the Note Purchaser after the occurrence and during the continuance of an Event of Default, no such Permitted Investment shall be sold prior to maturity.

(b) If (i) the Servicer shall have failed to give investment directions for funds on deposit in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account to the Indenture Trustee by 12:00 noon, New York City time (or such other time as may be agreed by the Indenture Trustee), on any Business Day, (ii) an Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable pursuant to Section 5.2 of the Indenture, or (iii) if the Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Issuer Trust Estate are being applied as if there had not been such a declaration, then the Indenture Trustee shall hold funds on deposit in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account uninvested.

(c) Subject to Section 6.1(c) of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the 20    -   Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee as obligor as a result of the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(d) [Net payments received from the Swap Provider, if any, shall be deposited by the Collateral Agent in the Collection Account.]

SECTION 2.5. Reallocation and Repurchase of 20    -   Lease Agreements and 20    -   Leased Vehicles; Purchase of Matured Vehicles.

(a) In the event the Servicer (i) grants an extension with respect to any 20    -   Lease Agreement that is inconsistent with the Customary Servicing Practices or that extends the term of such 20    -   Lease Agreement past the Exchange Note Final Scheduled Payment Date, (ii) modifies any 20    -   Lease Agreement to change the related Contract Residual Value or Monthly Payment, or (iii) is notified the Titling Trust no longer owns any 20    -   Leased Vehicle, except to the extent that any such modification listed in clauses (i) and (ii) of this subsection 2.5(a) is required by law or court order, the Servicer shall, on the Deposit Date related to the Collection Period in which such extension was granted or modification was made, as applicable, cause the reallocation of the affected 20    -   Lease Agreement and the related 20    -   Leased Vehicle to the Lending Facility Pool by depositing to the 20    -   Exchange Note Collections Account an amount equal to the Repurchase Payment with respect to such 20    -   Lease Agreement and the related 20    -   Leased Vehicle.

(b) Upon discovery by the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor that any representation or warranty contained in Section 2.11 was incorrect in respect of any 20    -   Lease Agreement or the related 20    -   Leased Vehicle as of the Cutoff Date in a manner that materially adversely affects the interest of the Issuer or the Noteholders in such 20    -   Lease Agreement or such 20    -   Leased Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. By no later than the end of the Collection Period including the date that is two (2) months after the date on which the Servicer discovers or is notified of such incorrectness, the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the Cutoff Date. If the Servicer does not cure such circumstance or condition by such date, then the Servicer shall cause the reallocation of the affected 20    -   Lease Agreement and the related 20    -   Leased Vehicle to the Lending Facility Pool by depositing to the 20    -   Exchange Note Collections Account on the Deposit Date relating to the next succeeding Payment Date an amount equal to the Repurchase Payment with respect to such 20    -   Lease Agreement and the related 20    -   Leased Vehicle. The Indenture Trustee will (i) notify the Servicer, GM Financial and the Depositor, as soon as practicable and in any event within five (5) Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee for the reallocation of any 20    -   Lease Agreement and the related 20    -   Leased Vehicle pursuant to this clause (b), (ii) promptly upon request by the Servicer, GM Financial or the Depositor, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, GM Financial or the Depositor, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that the Trustee has not received any reallocation demands for such period, or if reallocation demands have been received during such period, that the Trustee has provided all the information reasonably requested under clause (ii) above with respect to such demands. In no event will the Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

(c) Notwithstanding the provisions of Section 2.6(b) of the Basic Servicing Agreement, if the Servicer discovers a breach, or is provided with any notice of a breach pursuant to such section, regarding a Lease Agreement or Leased Vehicle that is a 20    -   Lease Agreement or 20    -   Leased Vehicle on the date that such breach is discovered or such notice is provided, the Servicer shall be obligated to take the actions described in such Section 2.6(b) by no later than the Payment Date following the Collection Period in which the related breach is discovered or the related notice is provided (rather than by the Payment Date following the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such breach).

(d) The Servicer shall provide written notice to the Indenture Trustee and the Noteholders of each reallocation to the Lending Facility Pool of a 20    -   Lease Agreement and the related 20    -   Leased Vehicle pursuant to Section 2.5(a) or (b) that was made during a Collection Period in the Servicer Report that is delivered for such Collection Period.

(e) The Servicer may purchase any 20    -   Leased Vehicle that becomes a Matured Vehicle pursuant to Section 2.6(f) of the Basic Servicing Agreement for a purchase price equal to the Contract Residual Value of the related 20    -   Lease Agreement.

(f) The obligation of the Servicer under this Section 2.5 shall survive any termination of the Servicer hereunder.

(g) For so long as the Notes are Outstanding, the Servicer will not be permitted to reallocate any 20    -   Lease Agreements and related 20    -   Leased Vehicles from the 20    -   Designated Pool to the Lending Facility Pool except in accordance with the terms of this Section 2.5 and Section 3.1 of the 20    -   Exchange Note Supplement.

(h) If a Lessee changes its domicile and such change would reasonably be expected to result in the Titling Trust doing business in a jurisdiction in which it is not licensed and authorized to conduct business in the manner contemplated by the Program Documents, then on the Payment Date related to the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such change, the Servicer shall purchase such 20    -   Lease Agreement and the related 20    -   Leased Vehicle by either (i) depositing to the Indenture Collections Account an amount equal to the Repurchase Payment, or (ii) appropriately segregating and designating an amount equal to the Repurchase Payment on its records, pending application thereof pursuant to 20    -   Servicing Agreement.

SECTION 2.6. 20    -   Designated Pool Collections.

(a) The Servicer shall, with respect to all 20    -   Designated Pool Collections, from time to time determine the amount of such 20    -   Designated Pool Collections and during each Collection Period shall deposit all such 20    -   Designated Pool Collections in the 20    -   Exchange Note Collections Account when required pursuant to clause (b).

(b) Notwithstanding Section 2.7(b) of the Basic Servicing Agreement, the Servicer shall remit, or shall cause its agent to remit, all 20    -   Designated Pool Collections to the 20    -   Exchange Note Collections Account by the close of business on the second (2nd) Business Day after receipt thereof or, in the case of any 20    -   Designated Pool Collections received by the Servicer or such agent for which the Servicer or such agent, as applicable, does not have all Payment Information by the close of business on such second (2nd) Business Day, by the close of business on the day on which all such Payment Information is received. Pending deposit into the 20    -   Exchange Note Collections Account, 20    -   Designated Pool Collections may be employed by the Servicer at its own risk and for its own benefit and need not be segregated from its own funds.

SECTION 2.7. Servicing Compensation; Expenses. As compensation for the performance of its obligations under the 20    -   Servicing Agreement, on each Payment Date the Servicer shall be entitled to receive a fee for its performance during the immediately preceding Collection Period or, with respect to the first Payment Date, the period from the 20    -   Cutoff Date to such Payment Date (the “Designated Pool Servicing Fee”) in accordance with Article V of the 20    -   Exchange Note Supplement in an amount equal the sum of (x) to the product of (i) one-twelfth (1/12th) (or, with respect to the first Payment Date,     /360), times (ii) the Servicing Fee Rate, times (iii) the Aggregate Securitization Value as of the opening of business on the first day of such Collection Period, plus (y) any Administrative Charges collected on the 20    -   Lease Agreements and 20    -   Leased Vehicles and any other expenses reimbursable to the Servicer.

SECTION 2.8. Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Basic Servicing Agreement, upon learning of a Claim or Lien of whatever kind of a third party that would be likely to have a material adverse effect on the interests of the Depositor or the Issuer with respect to the 20    -   Exchange Note Assets, the Servicer shall immediately notify the Depositor, the Indenture Trustee and the Noteholders of any such Claim or Lien.

SECTION 2.9. Reporting by the Servicer; Delivery of Certain Documentation; Inspection.

(a) (i) On each Determination Date, prior to 12:00 p.m. (Central time), the Issuer shall cause the Servicer to deliver to the Indenture Trustee, [the Swap Provider,] the Titling Trust and the Collateral Agent, a Servicer Report with respect to the next Payment Date and the related Collection Period, and (ii) no later than the twenty-second (22nd) day of each month (or the preceding Business Day), prior to 12:00 p.m. (Central time), the Issuer shall cause the Servicer to deliver to the Rating Agencies, a Servicer Report with respect to the next Payment Date and the related Collection Period. Notwithstanding Section 3.2(a) of the Basic Servicing Agreement, the Servicer shall deliver such Servicer Reports in accordance with this Section 2.9 until the date on which the Notes are no longer Outstanding.

(b) The Servicer shall cause the Independent Accountants to deliver to the Depositor, the Indenture Trustee, the Issuer and the Titling Trust, on or before April 30 (or one-hundred and twenty (120) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on             , 20    with respect to the twelve (12) months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the 20    -   Closing Date to the date of such certificate (which period shall not be less than six (6) months)), a statement (the “Accountants’ Report”) addressed to the Board of Directors of the Servicer, to the effect that such firm has audited the books and records of GM Financial, in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of GM Financial and that (i) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, and (ii) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

(c) In addition to the report with respect to the 20    -   Exchange Note which the Servicer is obligated to deliver pursuant to Section 3.1(c) of the Basic Servicing Agreement, the Servicer shall deliver to the Depositor, the Indenture Trustee and the Titling Trust, on or before March 31 (or ninety (90) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning             , 20    , an Officer’s Certificate, dated as of March 31 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding twelve (12) month period (or such other period in the case of the first such report) as shall have elapsed from the Closing Date to the date of the first such Officer’s Certificate and of its performance under the 20    -   Servicing Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under the 20    -   Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(d) The Servicer shall deliver copies of all reports, notices and certificates delivered by it pursuant to the 20    -   Servicing Agreement to the Depositor, the Indenture Trustee and the Titling Trust on the date or dates due, including any notice of material failure given pursuant to Section 2.2(a) of the Basic Servicing Agreement and the Officer’s Certificate relating to the 20    -   Exchange Note delivered by it pursuant to Section 2.9(c) of this 20    -   Servicing Supplement.

SECTION 2.10. Servicer Defaults; Termination of the Servicer.

(a) Each of the following acts or occurrences constitutes a “Servicer Default” under the 20    -   Servicing Agreement with respect to the 20    -   Exchange Note:

(i) any failure by the Servicer to deposit in the 20    -   Exchange Note Collections Account any required payment, any failure by the Servicer to make or cause the Titling Trust to make any required payments from the 20    -   Exchange Note Collections Account on account of the 20    -   Exchange Note or any failure of the Servicer to make any required payment under any other Program Document, which failure continues unremedied for a period of five (5) Business Days after the earlier of the date on which (1) notice of such failure is given to the Servicer by the Indenture Trustee, or (2) an Authorized Officer of the Servicer has actual knowledge of such failure;

(ii) any failure by the Servicer duly to observe or to perform in any material respect any covenants or agreements of the Servicer set forth in the 20    -   Servicing Agreement or any other Program Document (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure shall materially and adversely affects the interests of the 20    -   Secured Parties and shall continue unremedied for a period of sixty (60) days after written notice of such failure is received by the Servicer from the Indenture Trustee or after discovery of such failure by the Servicer;

(iii) any representation or warranty made or deemed made by the Servicer in the 20    -   Servicing Agreement or in any other Program Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect, and such incorrectness has a material adverse effect on the interests of the 20    -   Secured Parties or the Issuer which failure, if capable of being cured, has not been cured for a period of sixty (60) days after written notice of such breach is received by the Servicer from the Indenture Trustee or after discovery of such breach by the Servicer; or

(iv) an Insolvency Event occurs with respect to the Servicer.

(b) Promptly after having obtained knowledge of any Servicer Default, but in no event later than two (2) Business Days thereafter, the Servicer shall deliver to the Indenture Trustee and the Noteholders, written notice thereof in an Officer’s Certificate, accompanied in each case by a description of the nature of the default and the efforts of the Servicer to remedy the same.

(c) In addition to the provisions of Section 4.1(d) of the Basic Servicing Agreement, if a Servicer Default shall have occurred and be continuing with respect to the 20    -   Exchange Note, the Titling Trust shall, acting at the written direction of the Majority Noteholders, or, if there are no Notes Outstanding, the Titling Trust, acting at the direction of Issuer Trust Certificateholder, by notice given to the Servicer, terminate the rights and obligations of the Servicer under the 20    -   Servicing Agreement in accordance with such Section and the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall appoint a Successor Servicer to fulfill the obligations of the Servicer hereunder in respect of the 20    -   Lease Agreements and 20    -   Leased Vehicles. Any such Person shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event the Servicer is removed as servicer of the 20    -   Exchange Note Assets, (i) the Servicer shall deliver or cause to be delivered to or at the direction of the Successor Servicer all Lease Documents with respect to the 20    -   Lease Agreements and the 20    -   Leased Vehicles that are then in the possession of the Servicer, (ii) the Servicer shall deliver or cause to be delivered to or at the direction of the Successor Servicer all Security Deposits held by the Servicer with respect to the 20    -   Exchange Note Assets, and (iii) the Servicer shall deliver to the Successor Servicer all servicing records directly maintained by the Servicer, containing as of the close of business on the date of demand all of the data maintained by the Servicer, in computer format in connection with servicing the 20    -   Exchange Note Assets. If no Person has accepted its appointment as Successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with this Section 2.10, the Indenture Trustee, will, without further action, be automatically appointed the Successor Servicer. Notwithstanding the above, if the Indenture Trustee is unwilling or legally unable to act as Successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of lease agreements and the related lease assets, as Successor Servicer. The Indenture Trustee will be released from its duties and obligations as Successor Servicer on the date that a new servicer agrees to appointment as Successor Servicer hereunder. Any Successor Servicer shall be entitled to such compensation as the Servicer would have been entitled to under this 20    -   Servicing Supplement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such Successor Servicer may agree on.

(d) Notwithstanding the provisions of Section 4.1(f) of the Basic Servicing Agreement, with respect to any Servicer Default related to the 20    -   Exchange Note Assets, only the Indenture Trustee, acting at the written direction of the Majority Noteholders, or, if there are no Notes Outstanding, the Titling Trust, acting at the direction of the Issuer Trust Certificateholder, may waive any default of the Servicer in the performance of its obligations under the 20    -   Servicing Agreement and its consequences with respect to the 20    -   Exchange Note and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the 20    -   Exchange Note Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 2.11. Representations and Warranties. The Servicer makes the following representations and warranties to the Depositor, the Indenture Trustee and the Noteholders as of the 20    -   Closing Date:

(a) The representations and warranties contained in Section 2.6(a) of the Basic Servicing Agreement as to each 20    -   Lease Agreement and the related 20    -   Leased Vehicle were true and correct as of the 20    -   Cutoff Date with respect to such 20    -   Lease Agreements;

(b) The representations and warranties set forth in Section 5.1 of the Basic Servicing Agreement are true and correct as of the date hereof;

(c) Each 20    -   Lease Agreement and 20    -   Leased Vehicle is an Eligible Collateral Asset as of the date hereof;

(d) All information heretofore furnished by the Servicer or any of its Affiliates to the Indenture Trustee or the Owner Trustee for purposes of or in connection with the 20    -   Servicing Agreement or any of the other Program Documents or any transaction contemplated hereby or thereby is, and all information hereafter furnished by the Servicer or any of its Affiliates to the Indenture Trustee, the Owner Trustee or any of the Noteholders will be, (i) true and accurate in every material respect on the date such information is stated or certified, and (ii) does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein misleading, in the case of each of (i) and (ii) when taken together with all other information provided on or prior to the date hereof; and

(e) No Servicer Default or event which with the giving of notice or lapse of time, or both, would become a Servicer Default has occurred and is continuing as of the 20    -   Closing Date.

(f) With respect to any 20    -   Lease Agreement that constitutes “electronic chattel paper” under the UCC, the Servicer, as initial custodian of the Lease Documents relating to the 20    -   Designated Pool, maintains control of a single electronically authenticated authoritative copy of the related 20    -   Lease Agreement.

SECTION 2.12. Custody of Lease Documents.

(a) Pursuant to Section 2.3 of the Basic Servicing Agreement, the Servicer, either directly or through an agent, will act as initial custodian of the Lease Documents relating to the 20    -   Designated Pool, as agent and bailee for the benefit of the Issuer and the Indenture Trustee. All Lease Documents relating to the 20    -   Designated Pool shall be identified and maintained in such a manner so as to permit retrieval and access. If a Successor Servicer has been appointed hereunder, the Servicer shall promptly deliver all such Lease Documents to the Successor Servicer. If the Servicer is terminated under the 20    -   Servicing Agreement upon the occurrence of a Servicer Default, the costs associated with transferring all such Lease Documents shall be paid by the Servicer.

(b) With respect to any 20    -   Lease Agreement that constitutes “electronic chattel paper” under the UCC, the Servicer, as initial custodian of the Lease Documents relating to the 20    -   Designated Pool, shall at all times maintain control of a single electronically authenticated authoritative copy of the related 20    -   Lease Agreement.

(c) In accordance with Section 2.10(h)(ii) of the Indenture and with respect to any Indenture Collateral that constitutes an instrument or tangible chattel paper, the Servicer, as initial custodian of the Lease Documents relating to the 20    -   Designated Pool, acknowledges that it is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee.

SECTION 2.13. Reserve Account.

(a) On the 20    -   Closing Date, GMF Leasing LLC shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Indenture Trustee for the benefit of the Noteholders.

(b) On each Payment Date (i) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, then the Indenture Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xiv) of Section 8.3(a) of the Indenture, deposit in the Reserve Account the Reserve Account Required Amount pursuant to Section 8.3(a)(xv) of the Indenture, and (ii) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Payment Date is greater than the Specified Reserve Balance, in which case the Indenture Trustee shall distribute the amount of such excess as part of Available Funds on such Payment Date.

(c) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Indenture Collections Account to be included as Total Available Funds for that Payment Date.

SECTION 2.14. Liability of Successor Servicer. No Successor Servicer will have any responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their duties under this Supplement if such failure or delay results from such Successor Servicer acting in accordance with information prepared or supplied by any Person other than the Successor Servicer or the failure of any such other Person to prepare or provide such information. No Successor Servicer will have any responsibility for and will not be in default and will incur no liability for, (a) any act or failure to act of any third party, including the Servicer, (b) any inaccuracy or omission in a notice or communication received by such Successor Servicer from any third party, (c) the invalidity or unenforceability of any 20    -   Lease Agreement under applicable law, (d) the breach or inaccuracy of any representation or warranty made with respect to any 20    -   Lease Agreement or 20    -   Leased Vehicle, or (e) the acts or omissions of any successor to it as Successor Servicer.

SECTION 2.15. Merger or Consolidation of, or Assumption of Obligations of the Servicer. Notwithstanding the provisions of Section 5.3 of the Basic Servicing Agreement, GM Financial shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to GM Financial’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of GM Financial contained in this Agreement and shall be an eligible servicer. Any corporation (a) into which GM Financial may be merged or consolidated, (b) resulting from any merger or consolidation to which GM Financial shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of GM Financial, or (d) succeeding to the business of GM Financial, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of GM Financial under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to GM Financial under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release GM Financial from any obligation. GM Financial shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee and the Noteholders. Notwithstanding the foregoing, GM Financial shall not merge or consolidate with any other Person or permit any other Person to become a successor to GM Financial’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.11 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) GM Financial shall have delivered to the Owner Trustee, the Indenture Trustee and the Noteholders an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) GM Financial shall have delivered to the Owner Trustee, the Collateral Agent and the Indenture Trustee an Opinion of Counsel stating, in the opinion of such counsel, either that (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the 20    -   Exchange Note and the Other Conveyed Property (and reciting the details of the filings), or (ii) no such action shall be necessary to preserve and protect such interest.

SECTION 2.16. [Reserved].

SECTION 2.17. Resignation of the Servicer. Notwithstanding Section 5.4 of the Basic Servicing Agreement, the Servicer shall not resign as Servicer under the 20    -   Servicing Agreement except if it is prohibited by law from performing its obligations in respect of the 20    -   Exchange Note Assets under the Basic Servicing Agreement or hereunder and delivers to the Trustee, the Indenture Trustee and the Noteholders an Opinion of Counsel to such effect concurrently with the delivery of any notice of resignation pursuant to Section 5.4 of the Basic Servicing Agreement.

SECTION 2.18. Separate Existence. The Servicer shall take all reasonable steps to maintain the Titling Trust’s, the Settlor’s, the Depositor’s and the Issuer’s identities as separate legal entities, and shall make it manifest to third parties that each of the Titling Trust, the Settlor, the Depositor and the Issuer is an entity with assets and liabilities distinct from those of the Servicer and not a division of the Servicer. All transactions and dealings between the Servicer, on the one hand, and the Settlor, the Titling Trust, the Depositor and the Issuer, on the other hand, will be conducted on an arm’s-length basis. The Servicer shall take all other actions necessary on its part to ensure that the Depositor complies with Section 2.5(d) of the Exchange Note Certificate Transfer Agreement and, to the extent within its control, take all action necessary to ensure that the Issuer complies with Section 3.16 of the Indenture. The Servicer shall take all action necessary to ensure that the Titling Trust shall not take any of the following actions:

(a) engage in any business other than that contemplated by the Titling Trust Agreement or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly or indirectly related to the transactions contemplated by the Titling Trust Documents; and

(b) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any obligations, liabilities or responsibilities other than as set forth in the Titling Trust Documents.

SECTION 2.19. Like Kind Exchange Program; Pull Ahead Program.

(a) Notwithstanding the provisions of the Basic Servicing Agreement, a 20    -   Leased Vehicle may be reallocated from the 20    -   Designated Pool to the Lending Facility Pool in connection with a Like Kind Exchange if the full Base Residual Value of the related 20    -   Leased Vehicle is deposited to the 20    -   Exchange Note Collections Account by no later than the second (2nd) Business Day following the date of such reallocation; provided, that if the Net Liquidation Proceeds with respect to such 20    -   Leased Vehicle are determined prior to the deposit of such Base Residual Value to the 20    -   Exchange Note Collections Account, then such Net Liquidation Proceeds may instead be deposited to the 20    -   Exchange Note Collections Account in full satisfaction of this Section 2.19(a). If the Servicer has deposited the full Base Residual Value of a 20    -   Leased Vehicle to the 20    -   Exchange Note Collections Account in connection with a Like Kind Exchange and (i) the related Net Liquidation Proceeds are determined thereafter to be less than such Base Residual Value, then the Servicer shall be permitted to withdraw the excess of the related Base Residual Value so deposited over the related Net Liquidation Proceeds from the 20    -   Exchange Note Collections Account for its own account, and (ii) the related Net Liquidation Proceeds are determined thereafter to be greater than such Base Residual Value, then the Servicer shall be obligated to deposit the excess of the related Net Liquidation Proceeds over the Base Residual Value to the 20    -   Exchange Note Collections Account from its own funds by no later than the second (2nd) Business Day following the date on which such Net Liquidation Proceeds are determined.

(b) Notwithstanding the provisions of the Basic Servicing Agreement, a 20    -   Lease Agreement may be a Pull Ahead Lease Agreement pursuant to a Pull Ahead Program if all amounts due and payable under the related 20    -   Lease Agreement (other than (i) Excess Mileage/Wear and Tear Fees, which shall be charged to such Lessee to the extent applicable in accordance with the terms of such 20    -   Lease Agreement and the Servicer’s Customary Servicing Practices, and (ii) Monthly Payments that are waived in connection with such Lessee’s participation in the Pull Ahead Program and in connection with which a Pull Ahead Payment is received by the Titling Trust or by the Servicer on its behalf and allocated to the 20    -   Exchange Note Collections Account) are deposited to the 20    -   Exchange Note Collections Account by no later than the second (2nd) Business Day following the date that such 20    -   Lease Agreement would terminate pursuant to the Pull Ahead Program. The Servicer will not be entitled to reimbursement from any 20    -   Designated Pool Collections for any amounts that it deposits to the 20    -   Collections Account from its own funds in connection with any Pull Ahead Lease Agreement.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Termination of 20    -   Servicing Supplement. This 20    -   Servicing Supplement (and, accordingly, the Basic Servicing Agreement insofar as it relates to the 20    -   Exchange Note) will be terminated in the event that the Basic Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Titling Trust at any time following the payment in full of the 20    -   Exchange Note.

SECTION 3.2. Amendment.

(a) This 20    -   Servicing Supplement (and, accordingly, the Basic Servicing Agreement, insofar as it relates to the 20    -   Exchange Note) may be amended by the parties hereto with the consent of the Majority Noteholders [and with the written consent of the Swap Provider (unless such amendment could not reasonably be expected to have a material adverse effect on the Swap Provider)]; provided, that to the extent that any such amendment materially affects any Other Exchange Note, such amendment shall require the consent of the Certificateholders thereof affected thereby.

(b) The parties hereto acknowledge and agree that the right of the Indenture Trustee to consent to any amendment of this 20    -   Servicing Supplement is subject to the terms and provisions of Section 3.7(g) of the Indenture and that any consent provided by the Indenture Trustee in violation of such terms and provisions shall be of no force or effect hereunder.

SECTION 3.3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 3.4. Relationship of 20    -   Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this 20    -   Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 20    -   Servicing Supplement and the Basic Servicing Agreement, with respect to the servicing of any 20    -   Exchange Note Assets, the provisions of this 20    -   Servicing Supplement shall prevail. This 20    -   Servicing Supplement shall supplement the Basic Servicing Agreement as it relates to the 20    -   Exchange Note and the 20    -   Designated Pool and not to any other Exchange Note or Designated Pool or the Lending Facility Pool.

SECTION 3.5. [Reserved].

SECTION 3.6. Notices. For purposes of the 20    -   Servicing Agreement, all demands, notices, directions, requests and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or facsimile transmission, and addressed in each case as follows: (a) if to the Servicer, GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas, 76102, Attention: Chief Financial Officer, and (b) if to the Indenture Trustee, Wells Fargo Bank, National Association, Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479. Notices to the other parties to this 20    -   Servicing Supplement shall be delivered as provided in Section 6.5 of the Basic Servicing Agreement.

SECTION 3.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this 20    -   Servicing Supplement or the 20    -   Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements,

provisions and terms of this 20    -   Servicing Supplement or the 20    -   Servicing Agreement, as applicable, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this 20    -   Servicing Supplement or the 20    -   Servicing Agreement.

SECTION 3.8. Binding Effect. The provisions of this 20    -   Servicing Supplement and the 20    -   Servicing Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

SECTION 3.9. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 3.10. Counterparts. This 20    -   Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 3.11. Further Assurances. Each party shall take such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this 20    -   Servicing Supplement and the 20    -   Servicing Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

SECTION 3.12. Third-Party Beneficiaries. The Issuer, the Depositor and each Noteholder shall be third-party beneficiaries of the 20    -   Servicing Agreement. Except as otherwise provided in the 20    -   Servicing Agreement, no other Person shall have any rights hereunder.

SECTION 3.13. No Petition. Each of the parties hereto, in addition to the provisions of Section 6.13 of the Basic Servicing Agreement, covenants and agrees that prior to the date that is one (1) year and one (1) day after the date on which all Notes have been paid in full, it will not institute against, or join any other person in instituting against the Titling Trust or the Settlor, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any Insolvency Law.

SECTION 3.14. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this 20    -   Servicing Supplement is executed and delivered by [Owner Trustee], not individually or personally but solely as owner trustee of the Titling Trust and the Settlor, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement and Settlor Trust Agreement, as applicable, (b) each of the representations, undertakings and agreements herein made on the part of the Titling Trust and the Settlor is made and intended not as personal representations, undertakings and agreements by [Owner Trustee] but is made and intended for the purpose for binding only the Titling Trust and the Settlor, (c) nothing herein contained shall be construed as creating any liability on [Owner Trustee], individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Titling Trust and the Settlor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust and the Settlor under this 20    -   Servicing Supplement or the other related documents.

SECTION 3.15. [Determination of LIBOR].

[The Collateral Agent, as calculation agent (in such capacity, the “Calculation Agent”), will determine LIBOR for purposes of calculating the Interest Rate for the Class A-2-B Notes (a) on             , 20    , for the period from the Closing Date to the first Payment Date, and (b) for each given Interest Accrual Period thereafter, on the second London Business Day prior to the Payment Date on which such Interest Accrual Period begins (each, a “LIBOR Determination Date”). For purposes of calculating LIBOR, a “London Business Day” means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.]

[”LIBOR” means, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page (or any replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Calculation Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in a principal amount of at least U.S.$1,000,000. The Calculation Agent, will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in a principal amount of at least U.S.$1,000,000; provided, however, that if the banks selected by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such interest period will be the same as LIBOR for the immediately preceding Interest Accrual Period.]

[”Reuters Screen LIBOR01 Page” is the display designated on the Reuters service (or the successor display page, other published source, information vendor or provider that has been officially designated by Reuters).]

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this 20    -   Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD.,

By:	[OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, as Servicer

By:
Name:
Title:

APGO TRUST, as Settlor

By:	[OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Collateral Agent

By:
Name:
Title:

[Signature Page to the 20    -   Servicing Supplement]

EXHIBIT A

FORM OF SERVICER REPORT

GMF Automobile Leasing Trust 20    -

    % Exchange Note

Class A-1     % Asset Backed Notes

Class A-2[-A]     % Asset Backed Notes

[Class A-2-B     % Asset Backed Notes]

Class A-3     % Asset Backed Notes

Class A-4     % Asset Backed Notes

Class B     % Asset Backed Notes

Class C     % Asset Backed Notes

Class D     % Asset Backed Notes

Servicer’s Certificate

Beginning of Period:
End of Period:
Number of days in Interest Period (Actual/360):
Number of days in Collection Period:
Report Due Date:
Distribution Date:
Transaction Month:

20 - Designated Pool	Units	Start Date	Closing Date	Original Agg. Securitization Value

Total

RECONCILIATION OF 20 - DESIGNATED POOL AGGREGATE SECURITIZATION VALUE
Number of Leases
{1}	Beginning of period Aggregate Securitization Value				{1}

{2}	Reduction in Agg. Securitization Value due to payments			{2}

{3}	Reduction in Agg. Securitization Value due to Defaulted Leases			{3}

{4}	Reduction in Agg. Securitization Value due to early terminations, dealer buyouts, cancellations, repurchases			{4}

{5}	Other adjustments			{5}

{6}	Total change in Agg. Securitization Value				{6}

{7}	End of period Aggregate Securitization Value				{7}

{8}	Pool Factor				{8}

RECONCILIATION OF 20 - EXCHANGE NOTE
{9}	Original Exchange Note Balance				{9}

{10}	Beginning of period Exchange Note Balance				{10}

{11}	Exchange Note Principal Payment Amount				{11}

{12}	End of period Exchange Note Balance				{12}

{13}	Note Pool Factor				{13}

RECONCILIATION OF THE ASSET BACKED NOTES			Class A-1	Class A-2	Class A-3	Class A-4
{14}	Original Note Balance	{14}

{15}	Beginning of period Note Balance	{15}

{16}	Noteholders’ Principal Distributable Amount	{16}
{17}	Noteholders’ Accelerated Principal Amount	{17}
{18}	Aggregate Principal Parity Amount	{18}
{19}	Matured Principal Shortfall	{19}

{20}	End of period Note Balance	{20}

{21}	Note Pool Factor	{21}

			Class B	Class C	Class D	TOTAL
{22}	Original Note Balance	{22}

{23}	Beginning of period Note Balance	{23}

{24}	Noteholders’ Principal Distributable Amount	{24}
{25}	Noteholders’ Accelerated Principal Amount	{25}
{26}	Aggregate Principal Parity Amount	{26}
{27}	Matured Principal Shortfall	{27}

{28}	End of period Note Balance	{28}

{29}	Note Pool Factor	{29}

A-1

EXCHANGE NOTE MONTHLY PRINCIPAL PAYMENT AND INTEREST CALCULATIONS

Principal payment calculation:
{30}	Beginning of period Designated Pool Balance		{30}

{31}	Ending Designated Pool Balance	{31}

{32}	Unpaid prior Exchange Note Principal Payment Amount	{32}

{33}	Sum of {31} + {32}		{33}

{34}	Exchange Note Principal Payment Amount {30} - {33}		{34}

Interest calculation:

	Beg Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Interest
{35}

RECONCILIATION OF EXCHANGE NOTE COLLECTION ACCOUNT

Additions:
{36}	20 - Designated Pool Collections (net of Liquidation Proceeds and fees)	{36}

{37}	Net Liquidation Proceeds collected during period	{37}

{38}	Investment Earnings	{38}

{39}	Investment Earnings - transferred to Indenture Note Collection Account	{39}

{40}	Deposit from Servicer (LKE, Pull Ahead Program)	{40}

{41}	Total Additions:		{41}

Distributions:
{42}	To the Servicer, Designated Pool Servicing Fee	{42}
{43}	To the 20 - Exchange Noteholder, the Exchange Note Interest Payment Amount	{43}
{44}	To the 20 - Exchange Noteholder, the Exchange Note Principal Payment Amount	{44}
{45}	To the 20 - Exchange Noteholder, any funds available to pay obligations pursuant to Indenture Section 8.3 (a)(i) through (xvii)	{45}
{46}	To the Lending Facility Pool, all remaining funds to be applied as Collections on Residual Pool	{46}

{47}	Total Distributions:		{47}

NOTEHOLDERS’ MONTHLY PRINCIPAL PAYMENT AND INTEREST CALCULATIONS

Noteholders’ Principal Distributable calculation:
{48}	Beginning Agg. Securitization Value	{48}

{49}	Ending Agg. Securitization Value	{49}

{50}	Total change in Agg. Securitization Value {48} - {49}		{50}

{51}	Indenture Section 5.4 collections following acceleration of the Notes		{51}

{52}	Principal Distributable Amount {50} + {51}			{52}

{53}	Noteholders’ Principal Carryover Amount			{53}

{54}	Noteholders’ Principal Distributable Amount {52} + {53}			{54}

Noteholders’ Interest Distributable calculation:

	Class	Beg Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Interest
{55}	Class A-1
{56}	Class A-2[-A]
{57}	[ClassA-2-B]
{58}	Class A-3
{59}	Class A-4
{60}	Class B
{61}	Class C

RECONCILIATION OF INDENTURE COLLECTION ACCOUNT

Available Funds:
{62}	20 - Exchange Note Collections	{62}

{63}	Investment Earnings	{63}

{64}	Investment Earnings - transferred from Exchange Note Collection Account	{64}

{65}	Investment Earnings - and amounts released from Reserve Account	{65}

{66}	Optional Purchase Price	{66}

{67}	Indenture Section 5.4 disposition of Collateral	{67}

{68}	Reserve Account Withdrawal Amount	{68}

{69}	Total Available Funds:		{69}

Distributions:
{70}	To the Successor Servicer, unpaid transition expenses, pro rata	{70}

{71}	To the Indenture Trustee, any accrued and unpaid fees & expenses, pro rata	{71}

{72}	To the Issuer Owner Trustee, any accrued and unpaid fees & expenses, pro rata	{72}

{73}	Class A-1 Noteholders’ Interest Distributable Amount pari passu	{73}

{74}	Class A-2[-A] Noteholders’ Interest Distributable Amount pari passu	{74}

[Class A-2-B Noteholders’ Interest Distributable Amount pari passu]

{75}	Class A-3 Noteholders’ Interest Distributable Amount pari passu	{75}

{76}	Class A-4 Noteholders’ Interest Distributable Amount pari passu	{76}

{77}	Class A Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{77}

{78}	Class B Noteholders’ Interest Distributable Amount	{78}

{79}	Class B Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{79}

{80}	Class C Noteholders’ Interest Distributable Amount	{80}

{81}	Class C Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{81}

{82}	Class D Noteholders’ Interest Distributable Amount	{82}

{83}	Class D Noteholders’ Principal Parity Amount or Matured Principal Shortfall	{83}

{84}	Noteholders’ Principal Distributable Amount	{84}

{85}	To the Reserve Account, the Reserve Amount Required Amount	{85}

{86}	To the Noteholders, the Accelerated Principal Amount (as calculated below)	{86}

{87}	To the Successor Servicer, any amounts in excess of the caps set forth, pro rata	{87}

{88}	To the Indenture Trustee, any amounts in excess of the caps set forth, pro rata	{88}

{89}	To the Issuer Owner Trustee, any amounts in excess of the caps set forth, pro rata	{89}

{90}	To the Issuer Trust Certificateholders, the aggregate amount remaining	{90}

{91}	Total Distributions:		{91}

A-2

PRINCIPAL PARITY AMOUNT CALCULATION
	Class	(X) Cumulative Note Balance	(Y) Aggregate Securitization Value	(I) Excess of (X) - (Y)	(II) Total Available Funds in Indenture Collection Account	Lesser of (I) or (II)
{92}	Class A
{93}	Class B
{94}	Class C
{95}	Class D

ACCELERATED PRINCIPAL AMOUNT CALCULATION

{96}	Excess Total Available Funds			{96}

{97}	Beginning Note Balance	{97}

{98}	Principal payments through Indenture Section 8.3 (i) through (xv)	{98}

{99}	Pro-Forma Note Balance		{99}

{100}	Ending Aggregate Securitization Value	{100}

{101}	12% of Aggregate Securitization Value as of Cutoff Date ($92,976,950)	{101}

{102}	Required Pro Forma Note Balance {100} - {101}		{102}

{103}	Excess of Pro Forma Balance minus Required Pro Forma Balance {99} - {102}			{103}

{104}	Lesser of Excess Total Available Funds and Excess of Pro Forma Note Balance				{104}

OVERCOLLATERALIZATION CALCULATIONS

Exchange Note:
{105}	Ending Aggregate Securitization Value	{105}

{106}	End of Period Note Balance	{106}

{107}	Overcollateralization	{107}

{108}	Overcollateralization %		{108}

Asset Backed Notes:
{109}	Ending Aggregate Securitization Value	{109}
{110}	End of Period Note Balance	{110}
{111}	Overcollateralization	{111}
{112}	Overcollateralization %		{112}

RECONCILIATION OF 20 - CASH RESERVE ACCOUNT
{113}	Specified Reserve Balance		{113}

{114}	Beginning of Period Reserve Account balance		{114}

{115}	Investment Earnings	{115}
{116}	From the Indenture Collection Account, the Reserve Account Required Amount	{116}
{117}	To the Indenture Collection Account, the Reserve Account Withdrawal Amount	{117}
{118}	Total Reserve balance available:		{118}

{119}	Specified Reserve Balance		{119}

{120}	Release Excess Cash to Indenture Collection Available Funds		{120}

{121}	End of period Reserve Account balance		{121}

EVENTS OF DEFAULT AND ACCELERATION OF MATURITY OF NOTE

{122}	With respect to the Program Documents, I, , do hereby certify that no Event of Default has occurred.	{122}

{123}	With respect to the Program Documents, I, , do hereby certify that an Acceleration of Maturity has not occurred.	{123}

A-3